SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 27, 1999


                            ENTERPRISE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

   Delaware                   0-18034                       68-0158367
(State or Other          (Commission File No.)            (IRS Employer
Jurisdiction of                                         Identification No.)
Incorporation)

              8415 Explorer Drive, Colorado Springs, Colorado 80920
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (719) 548-1800

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.  Change of Control of Registrant.

         On June 27, 1999, Enterprise Software, Inc. ("Enterprise") and LiveWire Acquisition Corporation, a wholly-owned subsidiary ("LiveWire") LiveWire Media, L.L.C. entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing, subject to the terms and conditions set forth therein, for the LiveWire to be merged with and into Enterprise with the Enterprise being the surviving corporation (the "Merger"). As the Merger is intended to be recorded for financial reporting purposes as a recapitalization, approximately ninety-eight (98%) of the outstanding common stock of the surviving corporation will be owned by LiveWire and approximately two percent (2%) will be owned by certain existing stockholders.

         Pursuant to the terms of Merger Agreement, stockholders of Enterprise that tender their shares for cash will receive $9.25 per share. This price is subject to a possible downward adjustment of up to $0.40 per share in the event of a shortfall of certain performance criteria set for in the Merger Agreement or in the event there shall be an adverse change in the business and operations of the Company resulting in liability of more than $1,000,000 and not to exceed $2,900,000.

         In connection with the execution of the Merger Agreement with LiveWire, each member of the Board of Directors of Enterprise (the "Board"), other than Cary Fitchey who was unable to participate in the Board meeting approving the transaction, has executed a voting agreement (the "Voting Agreement") pursuant to which, among other things, each of them has agreed to vote their respective shares in favor of Merger.

         Consummation of the transactions contemplate by the Merger Agreement is subject to the approval of the stockholders of Enterprise, regulatory approvals, and the satisfaction or waiver of various other conditions as more fully described in the Merger Agreement.

         Copies of the Merger Agreement, Voting Agreement, and the related press release are attached as exhibits hereto and are incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

2.1 Merger Agreement, dated as of June 27, 1999, between Enterprise Software, Inc. and LiveWire Acquisition Corporation.

99.1     Press Release, dated June 28, 1999.




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                                    SIGNATURE



         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                          Enterprise Software, Inc.


                                          By:  /s/ Richard Schleufer
                                               ---------------------------------
                                               Richard Schleufer
                                               Chief Executive Officer

July 9, 1999




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                                  EXHIBIT INDEX

               Exhibit Reference
               Number               Exhibit Description

               2.1 Merger Agreement, dated as of June 27, 1999, between Enterprise Software, Inc. and LiveWire Acquisition Corporation.

              99.1                  Press Release, dated June 28, 1999.